UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 4, 2015

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑33368	91‑2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800‑6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Glu Mobile Inc. (“Glu”) held its 2015 Annual Meeting of Stockholders on June 4, 2015 (the “Annual Meeting”).  At the Annual Meeting, Glu’s stockholders (1) elected three persons as Class II directors to Glu’s Board of Directors, each to serve until Glu’s annual meeting of stockholders to be held in 2018 and until his or her successor is elected and qualified, or until his or her death, resignation or removal; (2) approved the amendment and restatement of Glu’s 2007 Equity Incentive Plan; and (3) ratified the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the fiscal year ending December 31, 2015.   The proposals are described in Glu’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 21, 2015, as supplemented by a Form 8-K filing on May 27, 2015.

Set forth below are the final results of the votes on each proposal.

1.	Election of three Class II Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Lorne Abony	34,930,891	10,213,334	38,761,142
Eric R. Ball	42,171,712	2,972,513	38,761,142
Ann Mather	37,063,332	8,080,893	38,761,142

2.	Approval of the amendment and restatement of Glu’s 2007 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,731,686	5,316,928	95,611	38,761,142
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,015,756	724,059	165,552	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: June 5, 2015	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel